Deutsche Floorplan Receivables, L.P.
Distribution Financial Services Floorplan Master Trust
Compliance/Statistical Reporting
For the Period Ending                 07/31/2000

Calculation Of Pool Balance
 1 Total "Office" Receivables                         4,119,956,333
 2 Less Ineligible Receivables:
 3 SAU/NSF 0-30 in excess of
   .75% of Trust Receivables                                      0
 4 NSF 30+                                                 (240,232)
 5 SAU 30+                                               (8,565,190)
 6 Total Pool Receivables                             4,111,150,911
 7 Discount Factor                                             0.50%
 8 End of month Pool Balance                          4,090,595,156

Total Trust Receivables-Delinquency
 9 NSF 0-30                                                 369,024
10 SAU 0-30                                              27,786,321
11 Total                                                 28,155,345
12 Trust Receivables                                  4,119,956,333
13 .75 % of Trust Receivables                                  0.75%
14 Total                                                 30,899,673
15 Amount in Excess                                               0

16 NSF 30+                                                  240,232
17 SAU 30+                                                8,565,190
                                                          8,805,422

Overconcentrations
18 End of month Pool Balance                          4,090,595,156
                                                        Limits          Actual     Excess
19 A/R Receivables                             20%      818,119,031    67,475,082     0.00

20 Asset Based Receivables                     20%      818,119,031   471,124,402     0.00

21 Dealer concentration 1999-1 top 15           3%      122,717,855    84,929,860     0.00

22 Dealer concentration 1999-1 Other            2%       81,811,903    21,840,937     0.00

23 Manufacturer Concentration                  15%      613,589,273   151,784,806     0.00

24 Product Line Concentration:

25 CE & Appl                                   25%    1,022,648,789    25,098,602     0.00

26 MIS                                         40%    1,636,238,062   561,751,741     0.00

27 Motorcycle                                  25%    1,022,648,789   228,792,299     0.00

28 Marine                                      25%    1,022,648,789   621,427,239     0.00

29 Manufacturered Home                         25%    1,022,648,789   814,102,882     0.00

30 RV                                          25%    1,022,648,789   314,069,436     0.00

31 Music                                       25%    1,022,648,789   146,018,402     0.00

32 Industrial Equipment                        25%    1,022,648,789   571,615,576     0.00

33 A/R                                         25%    1,022,648,789   538,599,484     0.00

34 Snowmobiles                                 25%    1,022,648,789   142,206,807     0.00

35 Other                                       25%    1,022,648,789   156,273,864     0.00

36 Delayed Funding Receivables                                        329,308,992

                                       05/31/2000     06/30/2000      07/31/2000   Average
37 Charge Offs to Receivables
   (Annualized)                          0.28%          0.83%           0.44%         0.52%
38 Payment Rate                          37.07%         35.85%          33.82%       35.58%

Net Receivable Rate - Current Month
39 Interest                                  8.20%
40 Discount                                  2.03%
41 Total                                    10.23%
42 Less Servicing                           -2.00%
43 Remaining                                 8.23%